UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 9, 2006, the sole stockholder of Venoco, Inc. approved an amended and restated version of the company’s 2005 stock incentive plan (the “amended plan”). Pursuant to the amendment, the number of shares of common stock issuable pursuant to awards under the plan has been increased to 1.7 million. In addition, the definition of “change of control” for purposes of the plan has been amended such that a change of control will be deemed to occur if (i) any person or group other than Timothy Marquez (or a member of his family) becomes a beneficial owner of more than 50% of the company’s voting stock, (ii) the company’s stockholders approve a merger involving the company (unless the merger meets certain specified criteria), (iii) the company’s stockholders approve a plan to liquidate the company or sell all or substantially all of its assets or (iv) Timothy Marquez (together with members of his family) is no longer the largest beneficial owner of the company’s voting securities and Mr. Marquez is no longer the company’s CEO or Chairman. Under the amended plan, if a change of control occurs, the company’s compensation committee will generally accelerate the exercisability of all options granted under the plan such that they may be exercised in full upon or immediately prior to the completion of the transaction or event that results in the change of control, although the committee will have the discretion to take certain different or additional actions in those circumstances, including by arranging for cash settlement of stock awards granted under the plan.

Also on May 9, 2006, the company’s board of directors approved a form of nonqualified stock option agreement to be entered into with persons granted nonqualified stock options under the amended plan. The form of agreement contains customary terms regarding, among other things, the grant of the relevant options and the procedures for exercising the options. The form agreement does not specify a vesting schedule, but the company anticipates that options granted under the amended plan will generally vest over a four year period, with 20% of the options vested on the date of grant and 20% of the options vesting on each subsequent anniversary of the grant date.

The foregoing summary does not purport to be a complete description of the amended plan or the form of nonqualified stock option agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

10.1	Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan

10.2	Form of Nonqualified Stock Option Agreement Pursuant to the Amended and Restated 2005 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chairman and Chief Executive Officer